                                                                   Exhibit 10.14

                       FIRST ADDENDUM AND AMENDMENT TO THE

                      MASTER SPECTRUM ACQUISITION AGREEMENT

                                 By and Between

                              CLEARWIRE CORPORATION

                                       And

            HISPANIC INFORMATION AND TELECOMMUNICATIONS NETWORK, INC.

                           Dated as of March 29, 2004

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Article 1. MSAA .........................................................     2
   Section 1.01    Application of the MSAA ..............................     2
   Section 1.02    Rules of Interpretation ..............................     2
Article 2. Acquisition of New York Spectrum Rights ......................     3
   Section 2.01    New York Spectrum Rights Closing .....................     3
   Section 2.02    NY IUA Lease Rates ...................................     3
Article 3. Consideration ................................................     3
   Section 3.01    MSAA Consideration ...................................     3
   Section 3.02    New York Spectrum Consideration ......................     3
Article 4. Closing ......................................................     3
   Section 4.01    Closing ..............................................     3
   Section 4.02    New York Closing Deliveries ..........................     4
   Section 4.03    Further Assurances ...................................     4
Article 5. Representations and Warranties of HITN .......................     4
   Section 5.01    MSAA Representations and Warranties ..................     4
   Section 5.02    Authorization of Agreement ...........................     4
   Section 5.03    FCC Licenses .........................................     5
   Section 5.04    Compliance with MSAA .................................     5
Article 6. Representations and Warranties of Clearwire ..................     6
   Section 6.01    MSAA Representations and Warranties ..................     6
   Section 6.02    Authorization of Agreement ...........................     6
Article 7. Covenants ....................................................     6
   Section 7.01    Educational Programming Requirements .................     6
Article 8. Conditions ...................................................     7
   Section 8.01    Conditions to the Obligations of Clearwire ...........     7
Article 9. Amendment to MSAA ............................................     7
   Section 9.01    Amendment to Adjustment of Share Consideration .......     7
   Section 9.02    Amendment to Definitions .............................     8
Article 10. Miscellaneous ...............................................     8
   Section 10.01   Entire Agreement; Amendments and Waivers .............     8
   Section 10.02   Governing Law ........................................     9
   Section 10.03   Notices ..............................................     9
   Section 10.04   Publicity ............................................    10
   Section 10.05   Severability .........................................    10
   Section 10.06   Binding Effect; Assignment ...........................    10
   Section 10.07   Remedies .............................................    10
   Section 10.08   Resolution of Certain Disputes .......................    11
   Section 10.09   Counterparts .........................................    11


PAGE 1 - FIRST ADDENDUM AND AMENDMENT TO THE MASTER SPECTRUM ACQUISITION
AGREEMENT

    FIRST ADDENDUM AND AMENDMENT TO THE MASTER SPECTRUM ACQUISITION AGREEMENT

          FIRST ADDENDUM AND AMENDMENT TO THE MASTER SPECTRUM ACQUISITION AGREEMENT ("First Addendum"), dated as of March 29, 2004 (the "Effective Date"), by and between Clearwire Corporation, a Delaware corporation ("Clearwire"), and Hispanic Information and Telecommunications Network, Inc., a New York nonprofit corporation ("HITN"). Capitalized terms that are not specifically defined in this First Addendum shall have the meaning set forth in the MSAA.

                                    RECITALS:

          WHEREAS, Clearwire (formerly Flux U.S. Corporation) and HITN are the parties to that certain Master Spectrum Acquisition Agreement ("MSAA") dated November 13, 2003 pursuant to which HITN agreed, among other things, to lease to Clearwire the Commercial Spectrum Capacity under ITFS FCC Licenses;

          WHEREAS, HITN desires to lease to Clearwire, and Clearwire desires to lease from HITN, the Commercial Spectrum Capacity for the C2 and C3 Channels for the FCC License, call sign WHR829 in New York, New York (the "New York Spectrum Rights"), consisting of 9,994,000 CPOPs, free and clear of any Liens; and

          WHEREAS, HITN and Clearwire desire to amend the MSAA to include the New York Spectrum Rights, and to provide that, except as explicitly provided otherwise in this First Addendum, all of the terms of the MSAA will apply to the New York Spectrum Rights.

          NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants, and agreements set forth in this First Addendum and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, agree as follows:

                                   Article 1.

                                      MSAA

          Section 1.01 Application of the MSAA. Except as explicitly provided otherwise in this First Addendum, all of the terms and conditions of the MSAA shall apply to the New York Spectrum Rights as if the New York Spectrum Rights had been originally included in the MSAA, including without limitation indemnification rights as set forth in Section 8.01 thereof. For purposes of
Section 8.01 of the MSAA, references to "Article 4" thereof shall include
Article 5 of this First Addendum, references to "Article 5" thereof shall include Article 6 of this First Addendum, and references to "this Agreement" shall include this First Addendum.

          Section 1.02 Rules of Interpretation. The rules of interpretation applicable to the MSAA, including Exhibit A thereof, shall apply to this First Addendum. Except as amended hereby, the MSAA shall remain in full force and effect in accordance with its terms. In the event of a conflict between the terms of this First Addendum and the terms of the MSAA (as to the New York Spectrum Rights), the terms of this First Addendum shall control.


PAGE 2 - FIRST ADDENDUM AND AMENDMENT TO THE MASTER SPECTRUM ACQUISITION
AGREEMENT

                                   Article 2.

                    ACQUISITION OF NEW YORK SPECTRUM RIGHTS

          Section 2.01 New York Spectrum Rights Closing. Upon the terms and subject to conditions set forth in the MSAA and this First Addendum, at the New York Closing, HITN shall lease to Clearwire, and Clearwire shall lease from HITN, all of the New York Spectrum Rights, pursuant to the IUA attached as Exhibit A hereto (the "NY IUA").

          Section 2.02 NY IUA Lease Rates. The net present value of the aggregate lease payments under the NY IUA (over a full term of thirty (30) years, using a discount rate of ten percent (10%) per annum and a growth rate of three percent (3%) per annum) shall equal Nine Cents ($0.09) per CPOP leased therein, substantially in accordance with the pro forma schedule of lease payments attached as Exhibit B hereto.

                                   Article 3.

                                 CONSIDERATION

          Section 3.01 MSAA Consideration. Article 2 of the MSAA shall not apply to the New York Spectrum Rights. All consideration to be received by HITN with respect to the New York Spectrum Rights shall be set forth in this Article 3 and in the NY IUA. For clarity, the CPOPs attributable to the New York Spectrum Rights shall be counted as additional CPOPs for purposes of the Warrant Agreement.

          Section 3.02 New York Spectrum Consideration. The total consideration for the New York Closing Spectrum Rights (the "New York Spectrum
Consideration"), in addition to the lease payments set forth in the NY IUA in accordance with Section 2.02, shall equal the sum of the following:

          (a) A sum of money (the "New York Closing Cash Consideration") equal to Two Million Nine Hundred Ninety-Eight Thousand Two Hundred Dollars ($2,998,200).

          (b) A stock certificate representing One Million Two Hundred Ninety-Nine Thousand Two Hundred Twenty (1,299,220) shares of Class A Common Stock (the "New York Closing Equity Consideration").

          (c) A portion of the Contingent Consideration described in Section
2.03 of the MSAA, at the time, in the manner, and to the extent owing in accordance therewith, with respect to the CPOPs that HITN delivers to Clearwire at the New York Closing pursuant to the NY IUAs duly executed and delivered in accordance with Section 2.01.

                                   Article 4.

                                    CLOSING

          Section 4.01 Closing. The closing with respect to the New York Spectrum Rights (the "New York Closing", which for purposes of the MSAA will also be a Subsequent


PAGE 3 - FIRST ADDENDUM AND AMENDMENT TO THE MASTER SPECTRUM ACQUISITION
AGREEMENT

Closing Date) will occur at the offices of Davis Wright Tremaine LLP, 2600 Century Square, 1501 Fourth Avenue, Seattle, Washington, at 10:00 a.m. Seattle time on the date that is promptly as practical after the satisfaction or waiver of the conditions set forth in Article 7 of the MSAA and Article 8 of this First Addendum (the "New York Closing Date").

          Section 4.02 New York Closing Deliveries. At the New York Closing:

          (a) HITN shall deliver or cause to be delivered to Clearwire the NY IUAs, duly executed by an authorized representative of HITN.

          (b) Clearwire shall deliver or cause to be delivered to HITN each of the following, duly executed by an authorized representative of Clearwire: (i) the NY IUAs, (ii) the New York Closing Cash Consideration by wire transfer in immediately available funds to HITN, and (iii) a stock certificate representing the New York Closing Equity Consideration.

          Section 4.03 Further Assurances. Upon the terms and subject to the conditions of this First Addendum, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable consistent with applicable law to consummate and make effective in the most expeditious manner practicable the transactions contemplated hereby.

                                   Article 5.

                     REPRESENTATIONS AND WARRANTIES OF HITN

          HITN hereby represents and warrants to Clearwire that:

          Section 5.01 MSAA Representations and Warranties. The representations and warranties of HITN set forth in Sections 4.01, 4.03, 4.04(f), (g) and (h), 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12 and 4.13 of the MSAA are true and correct as of the Effective Date and will be true and correct as of the New York Closing Date. Each of the representations and warranties set forth in the MSAA with respect to the FCC Licenses shall include the FCC License for ITFS Channels applicable to the New York Spectrum Rights as if the New York Spectrum Rights were originally included in the MSAA. All references in the MSAA to an IUA shall be deemed to include the NY IUA.

          Section 5.02 Authorization of Agreement. HITN has all requisite corporate power and authority (i) to enter into, deliver and carry out the transactions contemplated by the MSAA and this First Addendum and each other agreement, document, or instrument or certificate contemplated by this First Addendum, (ii) to enter into and deliver all documents required or necessary to be executed by HITN in connection with the consummation of the transactions contemplated by the MSAA and this First Addendum (the "HITN NY Documents"), and
(iii) to consummate the transactions contemplated hereby and thereby. This Agreement has been and the HITN NY Documents when delivered will be duly and validly executed and delivered by HITN and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this First Addendum constitutes and the HITN NY Documents will constitute when delivered the legal, valid and binding obligations of HITN, enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization,


PAGE 4 - FIRST ADDENDUM AND AMENDMENT TO THE MASTER SPECTRUM ACQUISITION AGREEMENT moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

          Section 5.03 FCC Licenses. In addition to the representations and warranties set forth in Section 4.04 of the MSAA, throughout the term of this Agreement and the Term of the NY IUA:

          (a) HITN holds all of the FCC Licenses relating to the New York Spectrum Rights (the "NY FCC Licenses"). Except as set forth on Schedule 5.03 of the disclosure schedule attached hereto by HITN (the "HITN NY Schedule"), the New York Spectrum may be leased by HITN to Clearwire and no Person other than HITN has any right, title or interest in or to the New York Spectrum or the NY FCC Licenses relating thereto, nor does any Person other than HITN have any right to acquire, lease or otherwise use the New York Spectrum, whether such right may be currently existing or available, or would become effective upon the occurrence of one or more specific events, notices, the passage of time or any of the above.

          (b) To the best knowledge of HITN, (i) the grant, renewal or assignment of the NY FCC Licenses to the existing licensee thereof was approved by the FCC by final order and the NY FCC Licenses are validly issued and in full force and effect; (ii) except with respect construction permit extension requests, there is no Proceeding pending before the FCC or threatened with respect to any NY FCC License; (iii) HITN and its Affiliates have made on a timely basis all payments to any applicable Government Agency with respect to the NY FCC Licenses, including all payments due to the FCC and all required copyright royalty fee payments and all required Statements of Account to the U.S. Copyright Office relating to retransmission of television and radio broadcast signals; and (iv) HITN is otherwise in compliance with the requirements of the compulsory copyright license described in Section 111 of the Copyright Act and with all applicable rules and regulations of the Copyright Office.

          (c) To the best knowledge of HITN, HITN has complied with and is in compliance with all FCC Rules and requirements of the NY FCC Licenses, including, without limitation, all requirements relating to the broadcast of educational programming generally applicable to ITFS Licenses to the extent practical and HITN has not received any notification from the FCC that it is in violation of such requirements.

          (d) Except as set forth on Section 5.03 of the HITN NY Schedule, to the best Knowledge of HITN, HITN has not entered into any agreements allowing and it has not allowed any material interferences with respect to the Channels from any other FCC licensees.

          (e) The protected service area ("PSA") covered by the New York Spectrum Rights gives HITN access (except as set forth in Section 5.03(d) above), to 9,994,000 CPOPs.

          Section 5.04 Compliance with MSAA. HITN is in compliance with and has not breached or otherwise defaulted under the MSAA. To the best knowledge of HITN, no condition exists or event has occurred and is continuing which, with or without the lapse of time or the giving of notice, or both, would constitute a breach or default by HITN thereunder:


PAGE 5 - FIRST ADDENDUM AND AMENDMENT TO THE MASTER SPECTRUM ACQUISITION
AGREEMENT

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                                   Article 6.

                   REPRESENTATIONS AND WARRANTIES OF CLEARWIRE

          Clearwire hereby represents and warrants to HITN that:

          Section 6.01 MSAA Representations and Warranties. The representations and warranties of Clearwire as set forth in Article 5 of the MSAA are true and correct as of the Effective Date, except to the extent that such representations and warranties are made as of a specific date, in which case such representation and warranty shall be true and correct as of such date only.

          Section 6.02 Authorization of Agreement. Clearwire has all requisite corporate power and authority to execute and deliver this First Addendum and each other agreement, document, or instrument or certificate contemplated by this First Addendum or to be executed by Clearwire in connection with the consummation of the transactions as contemplated by this First Addendum (the "Clearwire NY Documents" and together with the HITN NY Documents, the "NY Documents"), and to consummate the transactions contemplated hereby and thereby. This Agreement have been and the Clearwire NY Documents will be when delivered duly and validly executed and delivered by Clearwire and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes and the Clearwire NY Documents will constitute when delivered the legal, valid and binding obligations of Clearwire, enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

                                   Article 7.

                                    COVENANTS

          Section 7.01 Educational Programming Requirements. The following sentence shall be added to Section 6.04 of the MSAA to clarify the parties' agreement: "From the First Closing Date, or with respect to the NY Spectrum the Effective Date, through the Term of each IUA, HITN shall comply with the FCC Rules or other requirements of the FCC or the FCC Licenses with respect to the provision of education content and programming services to the extent practical in HITN's sole determination. Clearwire shall assist HITN in complying with all such requirements"

          Section 7.02 Post Closing Covenants. Within ten (10) days of the NY Closing, HITN shall have notified, in writing, each party who previously leased or used the New York Spectrum Rights ("Prior User") of HITN's intent to terminate, in no more than 30 days therefrom, any existing lease or capacity use agreement or other arrangement that such party alleges may be in effect (the "Termination Notice"). If any such party or any other Person makes a Claim (as defined below) prior to January 10, 2005 and such Claim is Not Resolved (as defined below), then on January 10, 2005, or such earlier date as a resolution of the type described in


PAGE 6 - FIRST ADDENDUM AND AMENDMENT TO THE MASTER SPECTRUM ACQUISITION AGREEMENT subparagraph (ii) below is effective, HITN will (a) surrender to Clearwire those shares of Class A Common Stock issued to HITN pursuant to Article 3 of this First Addendum, (b) reimburse Clearwire, by wire transfer in immediately available funds to the account designated by Clearwire, all amounts paid to HITN pursuant to Article 3,and (c) reimburse Clearwire for all monthly lease royalty payments made to HITN pursuant to the NY IUA through that date, and (d) reimburse Clearwire for any other amounts paid to HITN or on behalf of HITN pursuant to this First Addendum or the NY IUA with respect to the New York Spectrum Rights. "Claim" shall mean any claim with respect to all or any part of the Channels or the New York Spectrum Rights made by a Prior User as a result of which it is reasonably certain that Clearwire's rights pursuant to the NY IUA may be unenforceable, and which claim is (1) made with a governmental entity having jurisdiction over such matter, (2) subject of an arbitration in which HITN is a party, (3) subject of mediation in which HITN is a party, or (4) subject of a settlement or otherwise resolved by HITN (whether or not a claim has been filed before a governmental entity having jurisdiction, in arbitration or mediation) by a binding agreement between HITN and a party other than Clearwire. "Not Resolved" shall mean that the Claim is either (i) not resolved prior to January 10, 2005 by a binding settlement agreement executed by all of the parties to such claim or by court order for which all appeal periods have expired, and/or (ii) resolved by a binding settlement agreement executed by all of the parties to such claim or by court order for which all appeal periods have expired in a manner pursuant to which Clearwire is not entitled to full use of the New York Spectrum Rights pursuant to the NY IUA without limitation (whether or not such resolution obtained prior to January 10, 2005). In the event that a Prior User of the NY Channels fails to terminate its usage of the Channels within 30 days of its receipt of the Termination Notice, notwithstanding the foregoing, at Clearwire's written request, HITN shall in no more than 14 days therefrom file a request with the Federal Communications Commission to order the Prior User to cease and desist from any further usage of the Channels and HITN shall thereafter diligently pursue such request. Upon the reimbursement of the shares and cash as set forth in this Section 7.02, the NY IUA shall terminate and be of no further force or effect.

                                   Article 8.

                                   CONDITIONS

          Section 8.01 Conditions to the Obligations of Clearwire. The obligation of Clearwire to effect any and all of the NY Closing hereunder shall be subject to the satisfaction at or prior to the New York Closing Date of each of the conditions set forth in Article 7 of the MSAA, any of which may be waived in writing, solely and exclusively by Clearwire.

                                   Article 9.

                                AMENDMENT TO MSAA

          Section 9.01 Amendment to Adjustment of Share Consideration. Section
2.04 (a), (b) and (c) shall be amended to read as follows:

          "(a) Clearwire shall issue additional shares of Class A Common Stock to HITN in accordance with this Section 2.04 if, but only if, both of the following conditions are satisfied upon the third (3rd) anniversary of the First Closing Date


PAGE 7 - FIRST ADDENDUM AND AMENDMENT TO THE MASTER SPECTRUM ACQUISITION
AGREEMENT

          ("Third Anniversary"): (i) FFW has received, and has not returned to Clearwire, a number of shares of Class B Common Stock of Clearwire solely in exchange for contributing to Clearwire base station equipment or rights to purchase base station equipment ("Base Station Equipment") pursuant to an irrevocable, noncontingent commitment ("Equipment Agreement") with any Base Station Equipment suppliers designated by FFW (the "Equipment Supplier") and (ii) any of the Base Station Equipment is Non-Deployed Equipment or Below-Market Equipment.

          (b) "Non-Deployed Equipment" means both (i) the difference between $40,000,000 worth of Base Station Equipment and the value of the Base Station Equipment that Clearwire orders from the Equipment Supplier on or prior to the Third Anniversary (in each case, calculated in accordance with Section 1 of the Equipment Agreement, as reasonably determined by Clearwire) and (ii) Base Station Equipment that Clearwire received from the Equipment Supplier but that Clearwire neither (A) installed in the network of Clearwire, one or more Affiliates of Clearwire, and/or one or more joint ventures in which Clearwire is a participant nor (B) sold, leased, assigned, or otherwise transferred.

          (c) "Below-Market Equipment" means the Base Station Equipment that Clearwire has sold, leased, assigned, or otherwise transferred in exchange for cash or non-cash consideration (including the value of any tangible or intangible benefits) that is less than the value of such Base Station Equipment, calculated in accordance with Section 1 of the Equipment Agreement, all as reasonably determined by Clearwire."

          Section 9.02 Amendment to Definitions. The following definitions set forth in Exhibit A of the MSAA shall be amended as follows and such definitions as amended shall replace all references in the MSAA to the definitions so amended:

          (a) The term "NextNet" shall be deleted in its entirety.

          (b) The term "NextNet Equipment" shall be amended to be "Base Station Equipment".

          (c) The term "NextNet Agreement" shall be amended to be "Equipment Agreement".

          (d) The term "Equipment Supplier" shall be added to Exhibit A of the MSAA as follows:

          ""Equipment Supplier" has the meaning set forth in Section 2.04(a)."

                                   Article 10.

                                  MISCELLANEOUS

          Section 10.01 Entire Agreement; Amendments and Waivers. This First Addendum (including the annexes, schedules and exhibits hereto) and the MSAA represents the


PAGE 8 - FIRST ADDENDUM AND AMENDMENT TO THE MASTER SPECTRUM ACQUISITION AGREEMENT entire understanding and agreement between the parties hereto with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this First Addendum signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought. No action taken pursuant to this First Addendum, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant, or agreement contained herein or in the MSAA. The waiver by any party hereto of a breach of any provision of this First Addendum or the MSAA shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power, or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

          Section 10.02 Governing Law. THE VALIDITY, MEANING AND EFFECT OF THIS FIRST ADDENDUM SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THAT STATE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

          Section 10.03 Notices. All notices and other communications under this First Addendum shall be in writing and shall be deemed given when delivered personally or mailed by certified mail, return receipt requested, to the parties (and shall also be transmitted by facsimile to the Persons receiving copies thereof) at the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to this provision):

If to Clearwire, to:   Clearwire Corporation
                       2300 Carillon Point
                       Kirkland, WA 98033-7353
                       Attention: R. Gerard Salemme
                       Facsimile No.: (425) 828-8061

With a copy to:        Davis Wright Tremaine LLP
                       2600 Century Square
                       1501 Fourth Avenue
                       Seattle, WA 98101
                       Attention: Benjamin G. Wolff
                       Facsimile No.: (206) 628-7699

If to HITN, to:        Hispanic Information and
                       Telecommunications Network, Inc.
                       449 Broadway, Third Floor
                       New York, New York 10013


PAGE 9 - FIRST ADDENDUM AND AMENDMENT TO THE MASTER SPECTRUM ACQUISITION
AGREEMENT

                       Attention: Jose Luis Rodriguez
                       Facsimile No.: (212) 966-5725

With a copy to:        Day, Berry & Howard
                       One Canterbury Green
                       Stamford, CT 06901-2047
                       Attention: Sabino Rodriguez
                       Facsimile No.: (203) 977-7331

With a copy to:        RJGLaw LLC
                       8401 Ramsey Avenue
                       Silver Spring, MD 20910
                       Attention: Rudolph J. Geist
                       Facsimile No.: (301) 589-2644

          Section 10.04 Publicity. No public release, announcement or other form of publicity concerning this First Addendum, the MSAA or the NY Documents, shall be issued by either party without the prior consent of the other party, except as such release or announcement may be required by law, regulation or the rules or regulations of any securities exchange, in which case the party required to make the release or announcement shall, to the extent possible, allow the other party reasonable time to comment on such release or announcement in advance of such issuance. The parties shall use reasonable efforts to consult in good faith with each other with a view to agreeing upon any press release or public announcement relating to the transactions contemplated hereby prior to the consummation thereof.

          Section 10.05 Severability. If any provision of this First Addendum or the MSAA is invalid or unenforceable, the balance of this First Addendum and MSAA shall remain in effect.

          Section 10.06 Binding Effect; Assignment. This First Addendum shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this First Addendum shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this First Addendum. No assignment of this First Addendum or of any rights or obligations hereunder may be made by either HITN or Clearwire (by operation of law or otherwise) without the prior written consent of the other parties hereto (which consent will not be unreasonably withheld) and any attempted assignment without the required consents shall be void.

          Section 10.07 Remedies. The parties recognize that, in the event that a party should refuse to perform any provisions of this Agreement, monetary damages alone will not be adequate. The non-defaulting party shall therefore be entitled, in addition to any other remedies which may be available, including money damages, to obtain specific performance of the terms of this First Addendum. Notwithstanding any other provision herein, no remedy conferred by any of the specific provisions of this First Addendum and the MSAA is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute


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AGREEMENT
or otherwise. The election of any one or more remedies by a party shall not constitute a waiver of the right to pursue other available remedies at any time.

          Section 10.08 Resolution of Certain Disputes. Section 10.12 of the MSAA shall apply to disputes under this First Addendum or the NY IUA.

          Section 10.09 Counterparts. This First Addendum may be executed in one or more counterparts, each of which will be deemed to be an original copy of this First Addendum and all of which, when taken together, will be deemed to constitute one and the same agreement.

            [THE REMAINDER OF THE PAGE IS INTENTIONALLY LEFT BLANK.]


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AGREEMENT

          Each party has caused this First Addendum and Amendment to the Master Spectrum Acquisition Agreement to be duly executed by its duly authorized officer or representative on the date first above written.

                                        CLEARWIRE CORPORATION


                                        By: /s/ R. Gerard Salemme
                                           -------------------------------------
                                        Name: R. Gerard Salemme
                                        Title: Vice President


                                        HISPANIC INFORMATION AND
                                        TELECOMMUNICATIONS NETWORK, INC.


                                        By: /s/  Jose L. Rodriguez
                                            ------------------------------------
                                        Name: Jose L. Rodriguez
                                              ----------------------------------
                                        Title: President
                                               ---------------------------------


PAGE 12 - FIRST ADDENDUM AND AMENDMENT TO THE MASTER SPECTRUM ACQUISITION AGREEMENT